Exhibit 8.1

March 7, 2012

Wells Fargo & Company,

    420 Montgomery Street,

        San Francisco, California 94163.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $3,510,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the iShares® MSCI Emerging Markets Index Fund due September 8, 2015 as described in the Company’s Pricing Supplement No. 165 dated February 29, 2012 (“Pricing Supplement 165”) to Product Supplement No. 4 dated May 28, 2010 (“Product Supplement 4”), the Prospectus Supplement dated April 23, 2010 (the “Prospectus Supplement”), and the Prospectus dated June 4, 2009 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-159738 (the “Registration Statement”), (ii) $4,195,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Global ETF Basket due September 8, 2016 as described in the Company’s Pricing Supplement No. 166 dated February 29, 2012 (“Pricing Supplement 166”) to Product Supplement 4, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (iii) $12,212,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the Dow Jones Industrial AverageSM due September 10, 2018 as described in the Company’s Pricing Supplement No. 167 dated February 29, 2012 (“Pricing Supplement 167”) to Product Supplement No. 9 dated November 11, 2010, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (iv) $5,749,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Domestic ETF Basket due September 8, 2014 as described in the Company’s Pricing Supplement No. 168 dated February 29, 2012 (“Pricing Supplement 168”) to Product Supplement 4, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (v) $1,511,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the S&P 500® Index due September 8, 2015 as described in the Company’s Pricing Supplement No. 170 dated February 29, 2012 (“Pricing Supplement 170”) to Product Supplement No. 1 dated April 23, 2010, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (vi) $1,280,000 aggregate face amount of

Wells Fargo & company

Medium-Term Notes, Series K, Notes Linked to the Dow Jones – UBS Commodity IndexSM due September 8, 2015 as described in the Company’s Pricing Supplement No. 171 dated February 29, 2012 (“Pricing Supplement 171”) to the Prospectus Supplement and the Prospectus contained in the Registration Statement, (vii) $2,317,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the Financial Select Sector SPDR® Fund due September 8, 2015 as described in the Company’s Pricing Supplement No. 172 dated February 29, 2012 (“Pricing Supplement 172”) to Product Supplement 4, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (viii) $4,746,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Currency Basket due September 8, 2016 as described in the Company’s Pricing Supplement No. 173 dated February 29, 2012 (“Pricing Supplement 173”) to the Prospectus Supplement and the Prospectus contained in the Registration Statement, (ix) $3,000,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Commodity Basket due September 10, 2018 as described in the Company’s Pricing Supplement No. 177 dated February 29, 2012 (“Pricing Supplement 177”) to the Prospectus Supplement and the Prospectus contained in the Registration Statement, and (x) $3,687,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the iShares® MSCI Emerging Markets Index Fund due April 5, 2013 as described in the Company’s Pricing Supplement No. 175 dated March 2, 2012 (“Pricing Supplement 175”) to the Prospectus Supplement and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Material Tax Consequences” in Pricing Supplements 165, 166, 168, 170, 171, 172, and 175, as set forth under the heading “Risk Factors” in Pricing Supplements 173 and 177, and as set forth under the heading “United States Federal Income Tax Considerations” in Pricing Supplements 171, 173, 175, and 177.

We hereby consent to the reference to us under the heading “Material Tax Consequences” in Pricing Supplements 165, 166, 168, 170, 171, 172, and 175, under the heading “Risk Factors” in Pricing Supplements 173 and 177, and under the heading “United States Federal Income Tax Considerations” in Pricing Supplements 171, 173, 175, and 177 and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP